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Exhibit 16.1

                      [Coopers & Lybrand L.L.P. Letterhead]

January 21, 1997

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Lunn Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K for the month of January 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Coopers & Lybrand L.L.P.

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